PORTLAND GENERAL CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                1996 RESTATEMENT


                           Effective January 1, 1996

                               TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I - PURPOSE                                                         1

 1.1  Purpose                                                               1
 1.2  Effective Date                                                        1

ARTICLE II - DEFINITIONS                                                    1

 2.1  Actuarially Equivalent                                                1
 2.2  Basic Plan                                                            1
 2.3  Basic Plan Offset                                                     1
 2.4  Board                                                                 2
 2.5  Cause                                                                 2
 2.6  Change in Control                                                     2
 2.7  Committee                                                             3
 2.8  Company                                                               3
 2.9  Credited Service                                                      3
 2.10 Dependent                                                             3
 2.11 Direct Subsidiary                                                     4
 2.12 Disability                                                            4
 2.13 Earnings                                                              4
 2.14 Employment                                                            4
 2.15 Final Average Earnings                                                4
 2.16 Indirect Subsidiary                                                   4
 2.17 Other Retirement Income                                               4
 2.18 Participant                                                           5
 2.19 Participating Employer                                                5
 2.20 Plan                                                                  5
 2.21 Retirement                                                            5
 2.22 Senior Administrative Officer                                         5
 2.23 Senior Officer                                                        5
 2.24 Spouse                                                                5

 ARTICLE III - ELIGIBILITY                                                  6

 3.1  Eligibility                                                           6
 3.2  Retirement                                                            6
 3.3  Forfeitures                                                           6
 3.4  Claims Procedure After Change in Control                              7


                                                                          (i)

                               TABLE OF CONTENTS

                                                                          PAGE

 ARTICLE IV - AMOUNT, FORM AND PAYMENT OF SUPPLEMENTAL BENEFIT              8

 4.1  Normal Retirement Benefit                                             8
 4.2  Early Retirement Benefit                                              8
 4.3  Separation from Service Benefit                                       9
 4.4  Postponed Retirement Benefit                                          9
 4.5  Retention of Accrued Benefit                                          9
 4.6  Reduction of Benefits                                                 9
 4.7  Unreduced Benefit Date                                                9
 4.8  Commencement of Benefits                                             10
 4.9  Form of Benefit                                                      10
 4.10 Benefit Increases for Retirees                                       10
 4.11 Accelerated Distribution                                             10

 ARTICLE V - PRERETIREMENT SURVIVOR BENEFITS                               10

 5.1  Survivor Benefit                                                     10
 5.2  Benefit Payment                                                      11
 5.3  Dependent Benefit                                                    11
 5.4  Cessation of Benefit Upon Remarriage                                 11

 ARTICLE VI - DISABILITY BENEFITS                                          11

 6.1  Disability Retirement                                                11
 6.2  Disability Benefit                                                   11
 6.3  Form and Commencement of Benefits                                    11
 6.4  Survivor and Dependent Benefits                                      12
 6.5  Evidence of Continued Disability                                     12

 ARTICLE VII - ADMINISTRATION                                              12

 7.1  Senior Administrative Officer; Duties                                12
 7.2  Agents                                                               12
 7.3  Binding Effect of Decisions                                          12
 7.4  Indemnity of Senior Administrative Officer; Committee                12
 7.5  Availability of Plan Documents                                       13
 7.6  Cost of Plan Administration                                          13

 ARTICLE VIII - CLAIMS PROCEDURE                                           13

 8.1  Claim                                                                13
 8.2  Denial of Claim                                                      13
 8.3  Review of Claim                                                      13
 8.4  Final Decision                                                       13


                                                                          (ii)

                               TABLE OF CONTENTS

                                                                          PAGE

 ARTICLE IX - TERMINATION OR AMENDMENT                                     14

 9.1  Amendment                                                            14
 9.2  Termination                                                          14

 ARTICLE X - MISCELLANEOUS                                                 14

10.1  Unfunded Plan                                                        14
10.2  Liability                                                            14
10.3  Trust Fund                                                           15
10.4  Nonassignability                                                     15
10.5  Payment to Guardian                                                  15
10.6  Not a Contract of Employment                                         15
10.7  Protective Provisions                                                16
10.8  Terms                                                                16
10.9  Governing Law                                                        16
10.10 Validity                                                             16
10.11 Notice                                                               16
10.12 Successors                                                           16


                                                                          (iii)

                                INDEX OF TERMS

TERM AND PROVISION NUMBER                                                 PAGE

A

Actuarially Equivalent:  2.1                                                1
Annual Supplemental Benefit:  4.1(a)                                        8

B

Basic Plan:  2.2                                                            1
Basic Plan Offset:  2.3                                                     1
Board:  2.4                                                                 2

C

Cause:  2.5                                                                 2
Change in Control:  2.6                                                     2
Committee:  2.7                                                             3
Company:  2.8                                                               3
Credited Service:  2.9                                                      3

D

Dependent:  2.10                                                            3
Direct Subsidiary:  2.11                                                    4
Disability:  2.12                                                           4

E

Earnings:  2.13                                                             4
Employment:  2.14                                                           4
ERISA:  10.1                                                               14
Exchange Act:  2.6(a)                                                       2

F

Final Average Earnings:  2.15                                               4

I

Indirect Subsidiary:  2.16                                                  4

O

Other Retirement Income:  2.17                                              4

P

Participant:  2.18                                                          5
Participating Employer:  2.19                                               5
PGC:  2.6(a)                                                                2
PGE:  2.6(a)                                                                2
Plan:  2.20                                                                 5




                                                                          (iv)

                                INDEX OF TERMS

TERM AND PROVISION NUMBER                                                 PAGE

R

Retirement:  2.21                                                           5

S

Senior Administrative Officer:  2.22                                        5
Senior Officer:  2.23                                                       5
Spouse:  2.24                                                               5

T

Temporary Social Security Supplement:  4.2(b)                               8

U

Unreduced Benefit Date:  4.7                                                9




                                                                          (v)

                          PORTLAND GENERAL CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                1996 RESTATEMENT



                               ARTICLE I - PURPOSE

 1.1  Purpose

     The principal objectives of this Supplemental Executive Retirement Plan are to provide key executives with competitive retirement benefits, protect against reductions in retirement benefits due to tax law limitations on qualified plans and to facilitate early retirement. The Plan is designed to provide a benefit which, when added to other retirement income of the executive, will meet this objective. This Plan was originally effective on July 1, 1983.

 1.2  Effective Date

     This 1990 Restatement is adopted to make amendments to the Plan effective January 1, 1996.


                             ARTICLE II - DEFINITIONS

 2.1  Actuarially Equivalent

     "Actuarially Equivalent" shall mean the equivalence in value between two
 (2) or more forms and/or times of payment based upon a determination by an actuary chosen by the Senior Administrative Officer using a discount rate equal to the 30-Year Treasury Bill rate on the January 1st of the year in which the determination occurs plus one percent (1%) and the unisex mortality table chosen by the actuary, which choice shall be binding on all parties.

 2.2  Basic Plan

     "Basic Plan" shall mean the Participating Employers' Pension Plan or Plans, as may be amended from time to time, and any successor defined benefit retirement income plan or plans maintained by the Participating Employers which qualify under Section 401(a) of the Internal Revenue Code.

 2.3  Basic Plan Offset

     "Basic Plan Offset" shall mean the amount of benefit that would be paid from the Basic Plan to a Participant, assuming eligible compensation used to calculate such benefit includes amounts deferred under any Participating Employer sponsored nonqualified deferred compensation plan, in the form of a straight life annuity from the Early, Normal, Disability or Postponed Retirement Date, regardless of the amount actually paid or the actual method of payment under the Basic Plan.


 PAGE 1 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

 2.4  Board

     "Board" shall mean the Board of Directors of Portland General Corporation.

 2.5  Cause

     Prior to a Change in Control, "Cause" shall mean:

         (a) Employee engages in an act of dishonesty or moral turpitude (including but not limited to conviction of a felony) which materially injures or damages Employer,

         (b) Employee willfully fails to substantially perform his or her duties hereunder and such willful failure results in demonstrable material injury and damage to Employer,

         (c) A determination that Employee has misrepresented or concealed a material fact for the purpose of securing employment, or

         (d) Employee's performance is substantially below the standard of performance which can reasonably be expected from an individual occupying Employee's position or Employee substantially fails to meet performance objectives, including without limitation guiding behaviors, which have been previously agreed to between Employee and Employer, such as performance objectives relating to profit.

     Following a Change in Control, Cause shall mean:

         (a) Employee engages in an act of dishonesty or moral turpitude (including but not limited to conviction of a felony) which materially injures or damages Employer, or

         (b) Employee willfully fails to substantially perform his or her duties hereunder and such willful failure results in demonstrable material injury and damage to Employer.

 2.6  Change in Control

     A "Change in Control" shall mean:

         (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Portland General Corporation ("PGC") or Portland General Electric ("PGE"), any trustee or other fiduciary holding securities under an employee benefit plan of PGC or PGE, or any Employer owned, directly or indirectly, by the stockholders of PGC or PGE in substantially the same proportions as their ownership of stock of PGC or PGE), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing thirty percent (30%) or more of the combined voting power of PGC's or PGE's then outstanding voting securities;

         (b) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with PGC to effect a transaction described in clause (a), (c) or (d) of this paragraph) whose election by the Board or nomination for election by PGC's stockhold-


 PAGE 2 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ers was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the beginning of the period of whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

         (c) The stockholders of PGC or PGE approve a merger or consolidation of PGC or PGE with any other corporation, other than:

             (i) A merger or consolidation which would result in the voting securities of PGC or PGE outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of PGC or PGE or such surviving entity outstanding immediately after such merger or consolidation, or

             (ii) A merger or consolidation effected to implement a recapitalization of PGC or PGE (or similar transaction) in which no "person" (as hereinabove defined) acquires more than thirty percent (30%) of the combined voting power of PGC's or PGE's then outstanding securities; or

         (d) The stockholders of PGC or PGE approve a plan of complete liquidation of PGC or PGE or an agreement for the sale or disposition by PGC or PGE of sixty percent (60%) or more of PGC's or PGE's assets (including stock of subsidiaries) to a person or entity that is not a subsidiary or parent corporation. For purposes of determining whether a sale or other disposition of sixty percent (60%) of PGE's assets has occurred, only long-term assets shall be considered. Assets shall not be considered long-term assets if they constitute "regulatory assets," "stranded investments" or abandoned or nonoperational projects. Projects in economy shutdown shall be considered long-term assets.

 2.7  Committee

     "Committee" shall mean the Human Resources Committee of the Board.

 2.8  Company

     "Company" shall mean Portland General Corporation, an Oregon Corporation.

 2.9  Credited Service

     "Credited Service" shall mean a Participant's Years of Credited Service or Benefit Service as defined in the Basic Plan. Credited Service shall continue to accrue during a Participant's period of Disability.

 2.10  Dependent

     "Dependent" shall mean an unmarried child of the Participant until the age of nineteen (19) (age twenty-six (26) if a full-time student). An unmarried child may also qualify as a Dependent by reason of mental retardation or physical handicap for as long as the condition exists, if such child qualifies as a dependent under regulations set forth by the Internal Revenue Service by reason of such mental retardation or physical handicap.


 PAGE 3 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

2.11  Direct Subsidiary

     "Direct Subsidiary" shall mean any corporation of which a Participating Employer owns at least eighty percent (80%) of the total combined voting power of all classes of its stock entitled to vote.

 2.12  Disability

     "Disability" shall mean the inability of a Participant to perform with reasonable continuity the material duties of any gainful occupation for which the Participant is reasonably fitted by education, training and experience.

 2.13  Earnings

     "Earnings" shall mean total annual base salary, before any reductions pursuant to voluntary deferrals by the employee under Participating Employer-sponsored plans; plus any cash annual incentive compensation awards; plus any cash long-term incentive awards earned prior to January 1, 1987, but excluding any other long-term incentive awards. For purposes of determining Earnings for any particular year, Earnings for the year shall consist of base salary, cash annual incentive compensation awards, and cash long-term incentive awards earned prior to January 1, 1987, earned during that year.

 2.14  Employment

     "Employment" shall mean the period or periods during which an individual is an employee of one or more Participating Employers.

 2.15  Final Average Earnings

     "Final Average Earnings" shall mean a Participant's highest average of any three consecutive years' Earnings during the final ten (10) years of Employment. If the Participant has fewer than three (3) years of Employment, then his Final Average Earnings shall be determined based on the average of the actual Employment period.

 2.16  Indirect Subsidiary

     "Indirect Subsidiary" shall mean any corporation of which a Participating Employer directly and constructively owns at least eighty percent (80%) of the total combined voting power of all classes of its stock entitled to vote. In determining the amount of stock of a corporation that is constructively owned by a Participating Employer, stock owned, directly or constructively, by a corporation shall be considered as being owned proportionately by its shareholders according to such shareholders' share of voting power of all classes of its stock entitled to vote.

 2.17  Other Retirement Income

     "Other Retirement Income" shall mean retirement income payable to a Participant as set forth below:

         (a) FOR OTHER THAN DISABILITY RETIREMENT. Any periodic income continuance, severance payments or other defined benefit retirement payments from a Participating Employer.


 PAGE 4 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         (b) FOR DISABILITY RETIREMENT. Income from the Portland General Corporation Long-Term Disability Plan or any other long-term disability plan sponsored by a Participating Employer.

 2.18  Participant

     "Participant" shall mean an employee of a Participating Employer, who is also a Senior Officer as defined in Paragraph 2.23 and designated in writing as a Participant by the Senior Administrative Officer.

 2.19  Participating Employer

     "Participating Employer" shall mean Company or any affiliated or subsidiary company designated by the Board as a Participating Employer under the Plan, as long as such designation has become effective and continues to be in effect. The designation as a Participating Employer shall become effective only upon the acceptance of such designation and the formal adoption of the Plan by a Participating Employer. A Participating Employer may revoke its acceptance of designation as a Participating Employer at any time, but until it makes such revocation, all of the provisions of this Plan and any amendments thereto shall apply to the Participants and their Beneficiaries of the Participating Employer.

 2.20  Plan

     "Plan" shall mean the Portland General Corporation Supplemental Executive Retirement Plan, as may be amended from time to time.

 2.21  Retirement

     "Retirement" and "Retire" shall mean the termination of a Participant's Employment with Portland General Corporation and any and all Direct or Indirect Subsidiaries of Portland General Corporation on one of the Retirement dates specified in Paragraph 3.2.

 2.22  Senior Administrative Officer

     "Senior Administrative Officer" shall mean the employee in the management position designated by the Committee to administer the Plan.

 2.23  Senior Officer

     "Senior Officer" shall mean the Chief Executive Officer, the President, Division Presidents, all Senior Vice Presidents, all Vice Presidents, the Treasurer and the Controller of the Participating Employer, all as elected or appointed by the Board of Directors of the Participating Employer.

 2.24  Spouse

     "Spouse" shall mean an individual who is a spouse as defined under the Basic Plan.


 PAGE 5 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            ARTICLE III - ELIGIBILITY

 3.1  Eligibility

     Eligibility to participate shall be limited to those employees who have attained the position of Senior Officer and are designated in writing as a Participant by the Senior Administrative Officer, or those employees who have previously been selected as Participants.

 3.2  Retirement

     Each Participant is eligible to Retire and receive a benefit under this Plan beginning on one of the following dates:

         (a) NORMAL RETIREMENT DATE, which is the first day of the month following the month in which the Participant reaches age sixty-five (65);

         (b) EARLY RETIREMENT DATE, which is the first day of any month following the month in which the Participant reaches age fifty-five (55) and has completed five (5) years of Employment with Portland General Corporation and any Direct and Indirect Subsidiaries of Portland General Corporation;

         (c) POSTPONED RETIREMENT DATE, which is the first day of the month following the Participant's Normal Retirement Date in which the Participant terminates Employment with Portland General Corporation and any and all Direct and Indirect Subsidiaries of Portland General Corporation; or

         (d) DISABILITY RETIREMENT DATE, which is the first day of the month following six (6) months of Disability as certified by the Senior Administrative Officer.

 3.3  Forfeitures

     A Participant who is receiving, or may be entitled to receive, a benefit shall forfeit any right to receive benefits if one of the following occurs:

         (a) The Participant is discharged for Cause prior to a Change in Control, as determined by the Committee;

         (b) The Participant is discharged for Cause following a Change in Control, as determined by the Committee, provided, however, that in lieu of the Claims Procedure provided in Article VIII, the Participant shall be entitled to proceed pursuant to Section 3.4.

         (c) The Participant performs services for an organization where there is a conflict of interest which is adverse to the Company's interest, as determined by the Committee; or

         (d) The Participant voluntarily terminates employment without providing for transition in disregard of the Company's best interests, as determined by the Committee.


 PAGE 6 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

 3.4  Claims Procedure After Change in Control

         (a) If the Participant is discharged for Cause following a Change in Control, and the Participant, in good faith, believes this Plan has failed to pay or provide payment of any amounts required to be paid or provided for hereunder, the Participant shall be entitled to consult with independent counsel, and the Plan agrees to pay the reasonable fees and expenses of such counsel for the Participant, advising him or her in connection therewith or in bringing any proceedings, or in defending any proceedings, including any appeal arising from any proceeding, involving the Participant's rights under this Plan, such right to reimbursement to be immediate upon the presentment by the Participant of written billings of such reasonable fees and expenses. The Participant shall be entitled to the prime rate of interest established from time to time at United States National Bank of Oregon or its successor for any payments of such expenses, or any other payments under this Plan, that are overdue.

         (b) Because it is agreed that time will be of the essence in determining whether any payments are due to Participant under this Plan following a Change in Control, Participant may, if he or she desires, submit any claim for payment under this Plan or dispute regarding the interpretation of this Plan to arbitration. This right to select arbitration shall be solely that of Participant, and Participant may decide whether or not to arbitrate in his or her discretion. The "right to select arbitration" is not mandatory on Participant, and Participant may choose in lieu thereof to bring an action in an appropriate civil court. Once an arbitration is commenced, however, it may not be discontinued without the mutual consent of both parties to the arbitration.

         (c) Any claim for arbitration shall be filed in writing with an arbitrator of Participant's choice who is selected by the method described in the next four (4) sentences. The first step of the selection shall consist of Participant submitting a list of five (5) potential arbitrators to the Plan. Each of the five (5) arbitrators must be either 1) a member of the National Academy of Arbitrators located in the State of Oregon, or
     2) a retired Oregon Federal District Court, Oregon Supreme Court or Oregon Court of Appeals judge. Within one (1) week after receipt of the list, the Plan shall select one (1) of the five (5) arbitrators as the arbitrator for the dispute in question. If the Plan fails to select an arbitrator in a timely manner, Participant shall then designate one (1) of the five (5) arbitrators as the arbitrator for the dispute in question.

         (d) The arbitration hearing shall be held within seven (7) days (or as soon thereafter as possible) after the picking of the arbitrator. No continuance of said hearing shall be allowed without the mutual consent of Participant and the Plan. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his or her sole discretion when he or she decides he or she has heard sufficient evidence to satisfy issuance of an award.

         (e) The arbitrator's award shall be rendered as expeditiously as possible and in no event later than one (1) week after the close of the hearing. In the event the arbitrator finds that Participant was not terminated for Cause, he or she shall order the Plan to immediately take the necessary steps to remedy the breach. The award of the arbitrator shall be final and binding upon the parties. The award may be enforced in any appropriate court as soon as possible after its rendition. If an action is brought to confirm the award, both the Plan and Participant agree that no appeal shall be taken by either party from any decision rendered in such action.


 PAGE 7 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         (f) Solely for purposes of determining the allocation of the costs described in this subsection, the Plan will be considered the prevailing party in a dispute if the arbitrator determines 1) Participant was terminated for Cause, and 2) the claim by Participant was not made in good faith. Otherwise, Participant will be considered the prevailing party. In the event that the Plan is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (excluding any attorneys' fees incurred by the Plan) including stenographic reporter, if employed, shall be paid by Participant. In the event that Participant is the prevailing party, the fee of the arbitrator and all necessary expenses of the hearing (INCLUDING all attorneys' fees incurred by Participant in pursuing his or her claim), including the fees of a stenographic reporter if employed, shall be paid by the Plan.


                     ARTICLE IV-AMOUNT, FORM AND PAYMENT OF
                              SUPPLEMENTAL BENEFIT

 4.1  Normal Retirement Benefit

     The annual benefit payable at a Normal Retirement Date under the Plan shall equal:

         (a) Three percent (3%) of Final Average Earnings for each of the first fifteen (15) years of Credited Service, plus one and one half percent (1-1/2%) of Final Average Earnings for each of the next ten (10) years of Credited Service, plus, for service accrued prior to March 1, 1988, three-quarters of one percent (3/4%) for each year of Credited Service in excess of twenty-five (25) ("Annual Supplemental Benefit");

             (i)  less any Basic Plan Offset;

             (ii)  less any Other Retirement Income.

 4.2  Early Retirement Benefit

         (a) The annual benefit payable at an Early Retirement Date shall equal the Annual Supplemental Benefit based on Credited Service to the Early Retirement Date, reduced in accordance with Paragraph 4.6 as appropriate;

             (i)  less any Basic Plan Offset;

             (ii)  less any Other Retirement Income.

         (b) An additional benefit ("Temporary Social Security Supplement") shall be payable to a Participant who commences benefits on an Early Retirement Date which is prior to the earliest date the Participant is eligible for retirement benefits under the Social Security Act. Such Temporary Social Security Supplement shall not be payable during any period when the Participant is eligible to collect Social Security disability benefits. Such Temporary Social Security Supplement shall equal the Social Security benefit payable at such earliest date based on calculation procedures in the Basic Plan. Such amount shall be payable until the earlier of:

             (i) the earliest date the Participant is eligible for Social Security retirement benefits; or


 PAGE 8 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

             (ii)  the Participant's date of death.

 4.3  Separation from Service Benefit

     The annual benefit payable at a date of separation from service other than as a result of Retirement, Disability, or Termination upon a Change in Control shall equal:

         (a) Annual Supplemental Benefit based on Credited Service and Final Average Earnings as of the Participant's date of separation from service, reduced in accordance with Paragraph 4.6 as appropriate;

             (i)  less any Basic Plan Offsets;

             (ii)  less any Other Retirement Income.

         (b) The benefit shall commence on the first day of the month following such date that would have constituted an Early Retirement Date had the Participant remained employed.

 4.4  Postponed Retirement Benefit

     The annual benefit payable at a Postponed Retirement Date shall be equal to the benefit determined in accordance with Paragraph 4.1 based on Credited Service and Final Average Earnings as of the Participant's Postponed Retirement Date.

 4.5  Retention of Accrued Benefit

     In the event a Participant is transferred to an employer who is not a Participating Employer, the benefit payable at Retirement Date shall be calculated based on Credited Service and Final Average Earnings with all Participating Employers and as of the last date of Employment with a Participating Employer. In the event a Participant is transferred to a position other than that of Senior Officer, the benefit payable at Retirement Date shall be calculated based on Credited Service and Final Average Earnings as a Senior Officer as of the last day such Senior Officer status was held with all Participating Employers.

 4.6  Reduction of Benefits

     In the event that a benefit calculated under Paragraphs 4.2 or 4.3 is to commence prior to the Unreduced Benefit Date such benefit shall be reduced by seven-twelfths of one percent (7/12%) for each month by which the date of benefit commencement precedes the Unreduced Benefit Date.

 4.7  Unreduced Benefit Date

     "Unreduced Benefit Date" shall mean the earlier of:

         (a) The first of the month following the date the Participant attains age sixty-two (62), or

         (b) The earliest date when the sum of the Participant's age and Credited Service would total eighty-five (85) years.



 PAGE 9 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

 4.8  Commencement of Benefits

     Benefits payable in accordance with Paragraph 4.1, 4.2 and 4.4 shall commence on the first day of the month following the Participant's Retirement and shall continue to be paid on the first day of each succeeding month until the first day of the month following the later of the death of the Participant or the death of the Participant's Spouse.

 4.9  Form of Benefit

     The benefits under this Plan shall be payable as follows:

         (a) If the Participant is unmarried when benefits begin, a straight life annuity; or

         (b) If the Participant is married when benefits begin, an annuity in the same amount as 4.9(a) for the life of the Participant and an annuity of fifty percent (50%) of that amount continuing to the Participant's Spouse for the life of Participant's Spouse, if the Participant predeceases the Spouse.

 4.10  Benefit Increases for Retirees

     Benefits payable to retirees receiving benefits under this Plan shall be increased in the same manner and at the same time as benefits are increased for retirees under the Basic Plan.

 4.11  Accelerated Distribution

     Notwithstanding any other provision of the Plan, a Participant shall be entitled to receive, upon written request to the Senior Administrative Officer, a lump-sum distribution equal to the Actuarially Equivalent of the vested benefits under this Plan on the date the written request was received, subject to the following:

         (a) PENALTY. Ten percent (10%) of the account shall be forfeited and ninety percent (90%) of the account paid to the Participant.

         (b) SUSPENSION. A Participant who receives a distribution under this section shall be suspended from participation in this Plan and shall have no future benefit accruals under this Plan.

         (c) PAYMENT. The amount payable under this section shall be paid in a lump sum within sixty-five (65) days following the receipt of the Participant's written request by the Senior Administrative Officer.


                   ARTICLE V - PRERETIREMENT SURVIVOR BENEFITS

 5.1  Survivor Benefit

     If a Participant should die before actual Retirement, the Spouse will receive a benefit equal to:


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



         (a) Fifty percent (50%) of the amount of the Participant's Annual Supplemental Benefit determined in accordance with Paragraph 4.1, based on the Final Average Earnings at death but assuming Credited Service continued to accrue until Normal Retirement Date;

         (b) Less any benefits to such Spouse actually payable from the Basic Plan.

 5.2  Benefit Payment

     Spouse benefits will be payable monthly, and will commence on the first day of the month following the month in which the Participant dies. The last payment will be on the first day of the month in which the Spouse dies, or such other date pursuant to the provisions of Paragraph 5.4. Payments may commence to eligible Dependents pursuant to Paragraph 5.3.

 5.3  Dependent Benefit

     If no eligible Spouse survives the Participant, or if the surviving Spouse who was eligible for payment under this Section dies with eligible Dependents remaining, the benefit determined in Paragraph 5.1 above shall be payable to any eligible Dependents in equal shares. Such monthly benefit shall be paid each Dependent until such person fails to qualify as a Dependent.

 5.4  Cessation of Benefit Upon Remarriage

     In the event a Spouse receiving benefits under this Plan remarries, such Spouse will stop receiving, as of the date of remarriage, any further monthly benefits from this Plan (including future benefits to any Dependents). However, in lieu of any further monthly benefits from this Plan, a Spouse will receive six (6) months of benefits in a lump sum within forty-five (45) days after the Senior Administrative Officer is notified of such remarriage.


                         ARTICLE VI - DISABILITY BENEFITS

 6.1  Disability Retirement

     In the event a Participant suffers a Disability after completing two (2) years of Employment, the Participant shall be entitled to Retire on a Disability Retirement Date.

 6.2  Disability Benefit

     The annual Disability benefit shall be equal to the benefit determined in accordance with Paragraph 4.1, based on projected years of Credited Service to Normal Retirement and based on Final Average Earnings determined as of the last day of Employment with Participating Employer before commencement of Disability.

 6.3  Form and Commencement of Benefits

     Disability benefits will be payable monthly and will commence on the Participant's Disability Retirement Date. The last Disability payment will be as of the first day of the month during which a disabled Participant either recovers, dies or retires under the Basic Plan. In the case of a disabled Participant, recovery will be determined by the Senior Administrative Officer. If the Participant retires under the Basic Plan, retirement benefits shall be payable pursuant to Paragraph 4.1, 4.2 or 4.4 of this


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


 Plan based on years of
 Credited Service at Retirement date and Final Average Earnings assuming no change in Earnings at his Disability Retirement Date.

 6.4  Survivor and Dependent Benefits

     In the event a disabled Participant dies, the Participant's Spouse and Dependents shall be eligible for Preretirement Survivor Benefits as set out in
 Article V.

 6.5  Evidence of Continued Disability

     The Senior Administrative Officer may require, no more frequently than once per calendar year, that a disabled Participant submit medical evidence of continued Disability satisfactory to the Senior Administrative Officer. The Disability benefit may be discontinued based on a consideration of such evidence or lack thereof.


                           ARTICLE VII - ADMINISTRATION

 7.1  Senior Administrative Officer; Duties

     This Plan shall be administered by the Senior Administrative Officer appointed by the Committee. The Senior Administrative Officer may be a Participant under the Plan. The Senior Administrative Officer shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan. The Senior Administrative Officer shall report to the Committee on an annual basis regarding Plan activity and at such other times as may be requested by the Committee.

 7.2  Agents

     In the administration of this Plan, the Senior Administrative Officer may, from time to time, employ agents and delegate to such agents, including employees of any Participating Employer, such administrative duties as he sees fit, and may from time to time consult with counsel who may be counsel to any Participating Employer.

 7.3  Binding Effect of Decisions

     The decision or action of the Senior Administrative Officer with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

 7.4  Indemnity of Senior Administrative Officer; Committee

     Each Participating Employer shall indemnify and hold harmless the Senior Administrative Officer, the Committee, and its individual members against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.



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


 7.5  Availability of Plan Documents

     Each Participant shall receive a copy of this Plan, and the Senior Administrative Officer shall make available for inspection by any Participant a copy of the rules and regulations used in administering the Plan.

 7.6  Cost of Plan Administration

     The Company shall bear all expenses of administration of this Plan. However, a ratable portion of the expense shall be charged back to each Participating Employer.


                         ARTICLE VIII - CLAIMS PROCEDURE

 8.1  Claim

     Any person claiming a benefit, requesting an interpretation or ruling under the Plan or requesting information under the Plan shall present the request in writing to the Senior Administrative Officer or his delegatee who shall respond in writing as soon as practicable.

 8.2  Denial of Claim

     If the claim or request is denied, the written notice of denial shall state:

         (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

         (b) A description of any additional material or information required and an explanation of why it is necessary.

         (c)  An explanation of the Plan's claim review procedure.

 8.3  Review of Claim

     Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Senior Administrative Officer. The claim or request shall be reviewed by the Senior Administrative Officer, who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

 8.4  Final Decision

     The decision by the Senior Administrative Officer on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and relevant plan provisions. All decisions on review shall be final and bind all parties concerned.


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


                      ARTICLE IX - TERMINATION OR AMENDMENT

 9.1  Amendment

     The Senior Administrative Officer may amend the Plan from time to time as may be necessary for administrative purposes and legal compliance of the Plan, provided, however, that no such amendment shall affect the benefit rights of Participants or Beneficiaries in the Plan. The Committee may amend the Plan at any time, provided, however, that no amendment shall be effective to decrease or restrict the rights of Participants and Beneficiaries to the benefit accrued at the time of the amendment.

 9.2  Termination

     The Board of each Participating Employer may at any time, in its sole discretion, terminate or suspend the Plan in whole or in part for that Participating Employer. However, no such termination or suspension shall adversely affect the benefits of Participants which have accrued prior to such action, the benefits of any Participant who has previously retired, the benefits of any Beneficiary of a Participant who has previously died, or already accrued Plan liabilities between Participating Employers.


                            ARTICLE X - MISCELLANEOUS

 10.1  Unfunded Plan

     This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan, subject to Paragraph
 9.2 of this Plan, or remove certain employees as Participants if it is determined by the United States Department of Labor or a court of competent jurisdiction that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

 10.2  Liability

         (a) LIABILITY FOR BENEFITS. Except as otherwise provided in this paragraph, liability for the payment of a Participant's benefit pursuant to this Plan shall be borne solely by the Participating Employer that employs the Participant and reports the Participant as being on its payroll during the accrual or increase of the Plan benefit, and no liability for the payment of any Plan benefit shall be incurred by reason of Plan sponsorship or participation except for the Plan benefits of a Participating Employer's own employees. Provided, however, that each Participating Employer, by accepting the Board's designation as a Participating Employer under the Plan and formally adopting the Plan, agrees to assume secondary liability for the payment of any benefit accrued or increased while a Participant is employed and on the payroll of a Participating Employer that is a Direct Subsidiary or Indirect Subsidiary of the Participating Employer at the time such benefit is accrued or increased. Such liability shall survive any revocation of designation as a Participating Employer with respect to any liabilities as accrued at the time of such revocation. Nothing in this paragraph shall be interpreted as prohibiting


 PAGE 14 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN any Participating Employer or any other person from expressly agreeing to assumption of liability for a Plan Participant's payment of any benefits under the Plan.

         (b) UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of Participating Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Participating Employer. Except as provided in Section 10.3, such policies, annuity contracts or other assets of Participating Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Participating Employer under this Plan. Any and all of Participating Employer's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Participating Employer. Participating Employer's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

 10.3  Trust Fund

     At its discretion, each Participating Employer, jointly or severally, may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of Participating Employer's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, Participating Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by a Participating Employer.

 10.4  Nonassignability

     Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable. No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

 10.5  Payment to Guardian

     If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Senior Administrative Officer may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent person. The Senior Administrative Officer may require proof of incompetency, minority, incapacity or guardianship as he may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Senior Administrative Officer, the Participating Employer and the Company from all liability with respect to such benefit.

 10.6  Not a Contract of Employment

     The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between Participating Employer and the Participant, and the Participant (or the Partici-


 PAGE 15 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN pant's Beneficiary) shall have no rights against Participating Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of Participating Employer or to interfere with the right of Participating Employer to discipline or discharge a Participant at any time.

 10.7  Protective Provisions

     A Participant shall cooperate with Participating Employer by furnishing any and all information requested by Participating Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Participating Employer may deem necessary and taking such other action as may be requested by Participating Employer.

 10.8  Terms

     In this Plan document, unless the context clearly indicates the contrary, the masculine gender will be deemed to include the feminine gender, and the singular shall include the plural.

 10.9  Governing Law

     The provisions of this Plan shall be construed and interpreted according to the laws of the State of Oregon, except as preempted by federal law.

 10.10   Validity

     If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

 10.11   Notice

     Any notice or filing required or permitted to be given to the Senior Administrative Officer under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Senior Administrative Officer or the Secretary of the Participating Employer. Notice mailed to the Participant shall be at such address as is given in the records of the Participating Employer. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

 10.12   Successors

     The provisions of this Plan shall bind and inure to the benefit of Participating Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of Participating Employer, and successors of any such corporation or other business entity.



 PAGE 16 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     IN WITNESS WHEREOF, and pursuant to resolution of the Board, the Company has caused this instrument to be executed by its officers thereunto duly authorized, as of the 1st day of April, 1996.


                                    PORTLAND GENERAL CORPORATION



                                    By:    /s/ Don F. Kielblock

                                    Its:   Vice President



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